Exhibit 10.8

INFRASTRUX GROUP, INC.

STOCK APPRECIATION RIGHTS AGREEMENT

Grant: Stock Appreciation Rights Base Price: $3.53 per share Grant Date: ,	Name: Signature:

Subject to your execution of a joinder to the Stockholders Agreement attached hereto as Exhibit A (as amended from time to time, the “Stockholders Agreement”), effective on the Grant Date you have been granted the number of Stock Appreciation Rights (the “Rights”) set forth above, each Right entitles you to the positive difference, if any, between the Base Price designated above and the Fair Market Value of a share of common stock, par value $0.01 per share (the “Stock”) of InfrastruX Group, Inc. (the “Company”) on the date of exercise (the “Spread”), in accordance with the provisions of this Agreement and the InfrastruX Group, Inc. 2007 Equity Incentive Plan (the “Plan”). Upon exercise, the Spread will be paid in whole shares of Stock with a Fair Market Value equal to the Spread. You may only exercise a Right once it is vested, subject to the conditions described below and will forfeit all unvested Rights in the event of your Termination of Service for any reason, whether such termination is occasioned by you, by the Company or any of its Subsidiaries, with or without Cause or by mutual agreement. If your Termination of Service is for Cause, you shall forfeit all Rights, whether or not previously vested.

The Rights will vest and no longer be subject to forfeiture, provided you have not incurred a Termination of Service prior to such date, as follows:

1.    20% of the Rights shall be vested on the Grant Date;

2.    20% of the Rights shall vest on May 8, 2008 and on each anniversary thereafter so that the Rights will be fully vested on May 8, 2011;

3.    Notwithstanding the foregoing 100% of the Rights shall vest:

a.    Upon a Change in Control;

b.    If prior to May 8, 2008, the date the Cumulative Proceeds equal or exceed 1.5 times the Investment;

c.    If on or after May 8, 2008 and prior to May 8, 2009, the date the Cumulative Proceeds equal or exceed 1.75 times the Investment;

d.    If on or after May 8, 2009 and prior to May 8, 2010, the date the Cumulative Proceeds equal or exceed 2 times the Investment.

Once vested, Rights may be exercised in whole or part, only upon Termination of Service (other than for Cause), a Tag-Along Transfer (as defined in the Stockholders Agreement) or a Transaction. However, vested Rights must be exercised, if at all, prior to the earlier of:

e.    six months following Termination of Service for any reason other than death;

f.    one year following Termination of Service by reason of death; and

g.    the tenth anniversary of the Grant Date;

and if not exercised prior thereto, the Rights shall terminate and no longer be exercisable.

The Rights will be deemed exercised upon receipt of the Exercise Notice attached as Exhibit B. The Spread shall be determined by the Fair Market Value of the Stock on the date the Exercise Notice is received by the Company. You may also be required to make such other representations as the Company deems necessary in order to comply with any state or federal securities laws. In addition to being subject to the Stockholders Agreement, you agree that until the earlier of (x) May 8, 2011, (y) the date the Realized Cumulative Proceeds equal or exceed 3 times the Investment, or (z) the date Tenaska no longer has any direct or indirect ownership of the Company, the number of shares of Stock acquired upon exercise of Rights under this Agreement that you may transfer or otherwise sell (other than in connection with put and call rights under the Stockholders Agreement) shall be limited to the shares of common stock that Tenaska has sold or otherwise transferred from the Grant Date through the relevant date.

Rights are not transferable except by will or the laws of descent and distribution.

The Company has the authority to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy applicable federal, state, local and foreign taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising from the exercise of any vested Rights. You may satisfy your tax obligation, in whole or in part, by either: (i) electing to have the Company withhold shares of Stock otherwise to be delivered with a Fair Market Value equal to the minimum amount of the tax withholding obligation, (ii) surrendering to the Company previously owned shares of Stock with a Fair Market Value equal to the minimum amount of the tax withholding obligation, (iii) withholding from other cash compensation or (iv) paying the amount of the tax withholding obligation directly to the Company in cash; provided, however, that if the tax obligation arises during a period in which the Participant is prohibited from trading under any policy of the Company or by reason of the Exchange Act, then the tax withholding obligation shall automatically be satisfied in accordance with subsection (i) of this paragraph.

Nothing in the Plan or this Agreement shall be interpreted to interfere with or limit in any way the right of the Company or any Subsidiary to terminate your employment or services at any time, nor confer upon any you the right to continue in the employ or service of the Company or any Subsidiary.

The Rights are granted under and governed by the terms and conditions of the Plan. You acknowledge and agree that the Plan has been introduced voluntarily by the Company and in accordance with its terms it may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Rights is a one-time benefit and does not create any contractual or other right to receive additional stock appreciation rights or other benefits in lieu of stock appreciation rights in the future. Future awards of stock appreciation rights, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the award, the number of shares subject to such award and vesting provisions. By execution of this Agreement, you consent to the provisions of the Plan, this Agreement and the Stockholders Agreement.

Defined terms used herein shall have the meaning set forth in the Plan, unless otherwise defined herein.

INFRASTRUX GROUP, INC.

By:

Name: Michael T. Lennon

Title: President & CEO

EXHIBIT A

STOCKHOLDERS AGREEMENT

OF

INFRASTRUX GROUP, INC.

EXHIBIT B

EXERCISE NOTICE

STOCK APPRECIATION RIGHTS

Compensation Committee

InfrastruX Group, Inc.

Attn:

The undersigned Participant hereby elects to exercise _________ vested Rights pursuant to the InfrastruX Group Inc. 2007 Equity Incentive Plan and the Stock Appreciation Rights Agreement dated _________________ (the “Grant Date”).

I acknowledge that payment for the Rights will be made in accordance with the terms set forth in the Stock Appreciation Rights Agreement, less any legally required withholdings.

By exercising the Rights I hereby agree to be bound by and subject to the terms and conditions of the Stockholders Agreement dated ____________________, as such agreement may be amended from time to time.

Name:

Address:

Taxpayer Identification Number:

Date:

Signature:

Received by InfrastruX Group, Inc. this ___ day of ____________, ____.

By:

Its: